Exhibit 99.1

DBV Technologies Reports Full-Year 2020 Financial Results and Recent Business Developments

DBV Technologies S.A. (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Stock Market: DBVT), a clinical-stage biopharmaceutical company, today reported financial results for the year ended December 31, 2020. The financials have been audited by the Company’s statutory auditors and were approved by the Board of Directors on March 11, 2021. The audit report will be issued by the Company’s auditors in March 2021.

“DBV ended 2020 well positioned to advance Viaskin Peanut towards potential approval in both the United States and European Union,” said Daniel Tasse, Chief Executive Officer of DBV Technologies. “We remain focused on advancing our strategic objectives in 2021 and beyond as we continue to work towards improving the lives of patients with food allergies.”

Recent Business Developments

•

Viaskin Peanut US: DBV has commenced a trial in healthy adult volunteers to evaluate the adhesion of five modified Viaskin Peanut patches in order to identify the best one or two performing patches. All trial participants are expected to complete the trial by the end of March.

•	DBV plans to advance those patches selected for use in the protein transport study (EQUAL) and adhesion and safety study (STAMP) that will be discussed with the FDA.

•

Viaskin Peanut EU: DBV received the European Medicines Agency (EMA) Day 120 questions which are consistent with both DBV’s expectations and pre- filing conversations with the EMA. DBV did not receive questions about the impact of adhesion on efficacy.

Full-Year 2020 Financial Highlights1

[1]

The Company’s annual consolidated financial statements are prepared in accordance with both generally accepted accounting principles in the U.S. (“U.S. GAAP”) and International Financial Reporting Standards (“IFRS”) as adopted by the European Union. Unless otherwise indicated, the financial figures presented in the Full Year 2020 Financial Highlights comply with both U.S GAAP and IFRS financial statements. Differences between U.S. GAAP and IFRS consolidated financial statements are mainly due to discrepancies arising from the application of lease accounting standards.

•

Cash & Cash Equivalents: cash and cash equivalents as of December 31, 2020 were $196.4 million, compared to $193.3 million as of December 31, 2019. In 2020, cash used in operating activities was $(165.6) million under U.S. GAAP and $(160.9) million under IFRS and cash flows used in investment activities were $(2.9) million. Cash from financing activities were $149.5 million under U.S. GAAP and $144.8 million under IFRS, including $150.0 million received in connection with DBV’s follow-on public offering of its securities in the first quarter of 2020. Based on its current assumptions, DBV expects that its current cash and cash equivalents, will support its operations until the second half of 2022.

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Operating Income: operating income was $11.3 million in 2020, compared to $14.7 million in 2019, a decrease of 23.3%. In both 2020 and 2019, operating income was primarily generated from DBV’s Research Tax Credit (French Crédit Impôt Recherche, or CIR) and from revenue recognized by DBV under its collaboration agreement with Nestlé Health Science.

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Operating Expenses: operating expenses for the year ended December 31, 2020, were $170.1 million under U.S. GAAP and $168.9 million under IFRS, compared to $185.7 million under U.S. GAAP and $185.1 million under IFRS for the year ended December 31, 2019. Excluding restructuring costs discussed below, operating expenses for the year ended December 31, 2020 were $146.6 million under U.S. GAAP and $145.9 million under IFRS. The overall decrease in operating expenses, excluding restructuring costs, was primarily due to the budget discipline measures taken by DBV, in particular the decrease in personnel expenses, which is directly related to the workforce reduction DBV implemented during its global restructuring plan. As a result of the ongoing COVID-19 pandemic, DBV also experienced decrease in other expenses, in particular tradeshows and travel expenses.

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Restructuring Costs: restructuring costs, related to DBV’s global restructuring plan announced on June 26, 2020, were $23.6 million under U.S. GAAP and $23.0 million under IFRS for the year ended December 31, 2020, which costs include severance-related expenses, restructuring-related consulting and legal fees and expenses related to impairment of facilities and rights of use assets. DBV expects that the global restructuring plan, which includes significant headcount reductions that DBV anticipates completing by the end of the first quarter of 2021, will result in a remaining global team of 90 individuals. DBV had no restructuring costs in 2019.

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Net Loss: Under U.S. GAAP net loss was $(159.6) million for the year ended December 31, 2020, compared to $(172.0) million for the year ended December 31, 2019. Net loss per share (based on the weighted average number of shares outstanding over the period) was $(2.95) and $(4.65) for the years ended December 31, 2020 and 2019, respectively. Under IFRS, net loss was $(159.4) and $(172.5) million for the years ended December 31, 2020 and 2019, respectively, and net loss per share was $(2.95) and $(4.66) for the years ended December 31, 2020 and 2019, respectively.

DBV will host a conference call and live audio webcast on Thursday, March 11, 2021, at 5:00 p.m. ET/11:00 p.m. CET to discuss financial results for the year ended December 31, 2020 and to provide a general corporate update on the status of Viaskin Peanut in the US and EU.

This call is accessible via the below teleconferencing numbers, followed by the reference ID: 50114481.

•	United States: (866) 866-1333

•	Canada: (866) 215-5508

•	United Kingdom: 0808 238 9578

•	France: 0805 102 604

A live webcast of the call will be available on the Investors & Media section of the Company’s website: https://www.dbv-technologies.com/investor-relations/. A replay of the presentation will also be available on DBV’s website after the event.

CONDENSED STATEMENT OF CONSOLIDATED FINANCIAL POSITION (unaudited) ($ in thousands)

	U.S. GAAP[2]		IFRS as adopted by EU3
	December 31,		December 31,
	2020	2019	2020	2019
Assets	$272,246	$271,725	$272,019	$271,273
of which cash and cash equivalents	196,352	193,255	196,352	193,255
Liabilities	66,754	78,539	66,754	78,539
Shareholders’ equity	$205,491	$193,186	$205,265	$192,734
of which net result	(159,555)	(172,011)	(159,374)	(172,469)

CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS (unaudited)

($ in thousands, except per share data)

	U.S. GAAP[2]		IFRS as adopted by EU3
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$11,276	$14,708	$11,276	$14,708
Operating expenses :
Research and development expenses	(101,607)	(115,103)	(101,157)	(114,663)
Sales & marketing expenses	(9,879)	(21,560)	(9,674)	(21,438)
General & administrative expenses	(35,081)	(49,068)	(35,109)	(48,954)
Restructuring expenses	(23,552)	—	(22,994)	—

Total Operating expenses	(170,118)	(185,731)	(168,934)	(185,055)

Financial (Expenses)	(724)	(378)	(1,726)	(1,512)
Income tax	10	(610)	10	(610)

Net (loss)	$(159,555)	$(172,011)	$(159,374)	$(172,469)

Basic/diluted Net loss per share attributable to shareholders	$(2.95)	$(4.65)	$(2.95)	$(4.66)

[2]	Unaudited financial statements prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”).

[3]	Unaudited financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union.

CONDENSED STATEMENT OF CONSOLIDATED CASH FLOW (unaudited) ($ in thousands)

	U.S. GAAP[4]		IFRS as adopted by EU5
	December 31,		December 31,
	2020	2019	2020	2019
Net cash flow used in operating activities	$(165,607)	$(148,347)	$(160,892)	$(143,885)
Net cash flows used in investing activities	(2,865)	(5,662)	(2,865)	(5,662)
Net cash flows provided by financing activities	149,548	207,578	144,837	203,116

Net (decrease) / increase in cash and cash equivalents	(18,925)	53,569	(18,920)	53,569
Net cash and cash equivalents at the beginning of the period	193,255	140,572	193,255	140,572
Effect of exchange rate changes on cash and cash equivalents	22,022	(886)	22,017	(886)
Net cash and cash equivalents at the end of the period	$196,352	$193,255	$196,352	$193,255

About DBV Technologies

DBV Technologies is developing Viaskin™, an investigational proprietary technology platform with broad potential applications in immunotherapy. Viaskin is based on epicutaneous immunotherapy, or EPIT™, DBV’s method of delivering biologically active compounds to the immune system through intact skin. With this new class of non-invasive product candidates, the Company is dedicated to safely transforming the care of food allergic patients. DBV’s food allergies programs include ongoing clinical trials of Viaskin Peanut. DBV Technologies has global headquarters in Montrouge, France and offices in Bagneux, France, and North American operations in Summit, NJ and New York, NY. The Company’s ordinary shares are traded on segment B of Euronext Paris (Ticker: DBV, ISIN code: FR0010417345), and the Company’s ADSs (each representing one-half of one ordinary share) are traded on the Nasdaq Global Select Market (Ticker: DBVT).

Forward Looking Statements

[4]	Unaudited financial statements prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”).
[5]	Unaudited financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as adopted by the European Union.

This press release may contain forward-looking statements and estimates, including statements regarding the implementation of DBV’s global restructuring plan, the potential timing and impacts of the proposed restructuring and DBV’s ability to realize those benefits, DBV’s forecast of its cash runway, and DBV’s anticipated efforts to seek regulatory approval of Viaskin Peanut in the United States and the European Union. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. At this stage, DBV’s product candidates have not been authorized for sale in any country. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals, including the impact of the COVID-19 pandemic, and DBV’s ability to successfully execute on its restructuring plans. Furthermore, the timing of any action by the FDA and possible regulatory paths forward cannot be guaranteed. A further list and description of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in DBV’s regulatory filings with the French Autorité des Marchés Financiers, DBV’s filings and reports with the U.S. Securities and Exchange Commission, including in DBV’s Annual Report on Form 20-F for the year ended December 31, 2019, and future filings and reports by DBV.Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, DBV Technologies undertakes no obligation to update or revise the information contained in this Press Release.

Investor Contact Anne Pollak

DBV Technologies

+1 857-529-2363

anne.pollak@dbv-technologies.com

Media Contact Angela Marcucci DBV Technologies

+1 646-842-2393

angela.marcucci@dbv-technologies.com